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                                   EXHIBIT 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES

      The table below sets forth our significant subsidiaries, all of which are 100% owned by James Hardie Industries N.V., either directly or indirectly.

                                                JURISDICTION OF
               NAME OF COMPANY                   ESTABLISHMENT
--------------------------------------------   -----------------
James Hardie Aust Holdings Pty Ltd.                Australia
James Hardie Aust Investco Pty Ltd.                Australia
James Hardie Aust Investments No. 1 Pty Ltd.       Australia
James Hardie Austgroup Pty Ltd.                    Australia
James Hardie Australia Management Pty Ltd.         Australia
James Hardie Australia Pty Ltd.                    Australia
James Hardie Building Products Inc.              United States
James Hardie Europe B.V.                       France and United
                                                    Kingdom
James Hardie Fibre Cement Pty Ltd.                 Australia
James Hardie International Finance B.V.           Netherlands
James Hardie International Holdings B.V.          Netherlands
James Hardie N.V.                                 Netherlands
James Hardie New Zealand Ltd.                     New Zealand
James Hardie NZ Holdings Trust                    New Zealand
James Hardie Philippines Inc.                     Philippines
James Hardie Research (Holdings) Pty Ltd.          Australia
James Hardie U.S. Investments Sierra Inc.        United States
N.V. Technology Holdings A Limited                 Australia
 Partnership
RCI Pty Ltd.                                       Australia